As filed with the Securities and Exchange Commission on April 30, 1999
                                                  Registration No. 000-_________

     ----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             FLAGSTAR BANCORP, INC.
                    ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         MICHIGAN                                           38-3150651
         --------                                           ----------
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

                               2600 TELEGRAPH ROAD
                      BLOOMFIELD HILLS, MICHIGAN 48302-0953
                    ---------------------------------------
                     (Address of Principal Executive Office)

                            FLAGSTAR BANK 401(k) PLAN
FLAGSTAR BANCORP, INC. 1997 EMPLOYEES AND DIRECTORS STOCK OPTION PLAN AS AMENDED
--------------------------------------------------------------------------------
                            (Full title of the Plans)

                    THOMAS J. HAMMOND, CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                             FLAGSTAR BANCORP, INC.
                               2600 TELEGRAPH ROAD
                      BLOOMFIELD HILLS, MICHIGAN 48302-0953
                   -----------------------------------------
                     (Name and Address of Agent For Service)

                                 (248) 338-7700
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                             MATTHEW G. ASH, ESQUIRE
                             J. MARK POERIO, ESQUIRE
                                   KUTAK ROCK
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                   -----------------------------------------

                         CALCULATION OF REGISTRATION FEE

      Title Of              Amount          Proposed Maximum      Proposed Maximum          Amount of
     Securities              To Be           Offering Price      Aggregate Offering       Registration
To Be Registered (1)    Registered (2)        Per Share (3)           Price (4)                Fee
--------------------    --------------        -------------           ---------                ---
Common Stock,
$.01 par value         1,297,500                $25.94          $33,657,150            $9,356.69

(1) In addition,  pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration
    Statement also covers an  indeterminate  amount  of  interests  to be offered or sold pursuant to the
    Flagstar Bank 401(k) Plan (the "401k Plan"), as described herein.

(2) Equals the sum of (i) the maximum number of shares expected to be issued under the 401k Plan  assuming that all  employer  and employee contributions to the 401k Plan are used to purchase  shares of Common
    Stock, together with an indeterminate  number of shares which may be necessary to adjust the number of additional  shares  of  Common  Stock  reserved  for  issuance  pursuant  to  the  401k Plan and being
    registered  hereby,   as   the   result   of  a   stock   split,   stock   dividend, reclassification,
    recapitalization  or  similar  adjustment(s)  of the Common Stock of Flagstar Bancorp,  Inc., and (ii)
    672,500  shares,  which  is  the  maximum  number of shares  issuable  under the 1999 Amendment to the
    Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan (the  "Option  Plan"),  as  such amounts  may  be  increased  in accordance  with said plan in the  event of a  merger,  consolidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant.

(3) Under Rule 457(h) the shares (none of which is presently subject to option) are being registered based upon the average of the high and low selling prices of the common stock of the Registrant  as reported on the National Association of Securities Dealers Automated Quotation, National Market System  ("NMS")
    on April 28, 1999 of $25.94 per share ($33,657,150 in the aggregate).

(4) Estimated based on (2) and (3) above.

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *This Registration Statement relates to the registration of 1,297,500 shares of Common Stock, $.01 par value per share, of Flagstar Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Flagstar Bank 401(k) Plan and the 1999 Amendment to the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Flagstar Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents filed by the Company are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 000-22353);

     (b) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as filed with the Commission on April 7, 1997.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Articles of Incorporation contain a provision, authorized by the Michigan Business Corporation Act (the "MBCA"), designed to eliminate in certain circumstances the personal liability of directors for monetary damages to the Company or its stockholders for breach of their fiduciary duty as directors. This provision, however, does not limit the liability of any director who breached his or her duty of loyalty to the Company or its stockholders, failed to act in good faith, obtained an improper personal benefit or paid a dividend or approved a stock repurchase or redemption that was prohibited under Michigan law. This provision will not limit or eliminate the rights of the Company or any stockholder to seek an injunction or any other nonmonetary relief in the event of a breach of director's duty of care. In addition, this provision applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability unrelated to his or her fiduciary duty of care or from a violation of statutory law such as certain liabilities imposed on a director under the federal securities laws.

     The Company's Restated Articles of Incorporation and Bylaws also provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the MBCA. Under the provisions of the MBCA, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its stockholders.

     Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Company or of the Company's subsidiaries and the Company's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Company's or its subsidiaries' request.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The exhibits scheduled to be filed as part of this Registration Statement are as follows:

     4.1  Form of Flagstar Bank 401(k) Plan and Adoption Agreement

     4.2  Summary Plan Description of Flagstar Bank 401(k) Plan

     4.3 Initial Enrollment Form, Beneficiary Designation Form, Change Form, Check Deposit Form, Withdrawal Rollover/Distribution Election Form, Hardship Withdrawal Request Form, Loan Provisions, and Special Tax Notice

     5 Opinion of Kutak Rock as to the legality of the Common Stock being registered

     23.1 Consent of Kutak Rock (appears in their opinion filed as Exhibit 5)

     23.2 Consent of Grant Thornton LLP

     99.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended

ITEM 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on this 29th day of April, 1999.

                                  FLAGSTAR BANCORP, INC.


                                  By:  /s/ Thomas J. Hammond
                                       -----------------------------------------
                                       Thomas J. Hammond
                                       Chairman and Chief Executive Officer
                                       (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities and on the dates indicated.

Signatures                    Title                                Date
----------                    -----                                ----

/s/ Thomas J. Hammond         Chairman of the Board and          April 29, 1999
---------------------------   Chief Executive Officer
Thomas J. Hammond             (Principal Executive Officer)


/s/ Mark T. Hammond           Vice Chairman of the Board and     April 29, 1999
---------------------------   President
Mark T. Hammond


/s/ Michael W. Carrie         Executive Vice President,          April 29, 1999
---------------------------   Chief Financial Officer and
Michael W. Carrie             Treasurer (Principal Financial
                              and Accounting Officer)

/s/ Joan H. Anderson          Director and Executive             April 29, 1999
---------------------------   Vice President
Joan H. Anderson


                              Director                           April ___, 1999
---------------------------
James D. Coleman


                              Director                           April ___, 1999
---------------------------
James D. Isbister


                              Director                           April ___, 1999
---------------------------
Richard S. Elsea


/s/ John R. Kersten           Director                           April 29, 1999
---------------------------
John R. Kersten


                              Director                           April ___, 1999
---------------------------
C. Michael Kojaian

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on April 30, 1999.

                                   FLAGSTAR BANK, as Plan Administrator


                                   By /s/ Mary Kay McGuire
                                      ---------------------------------------
                                      Mary Kay McGuire, Secretary

                                INDEX TO EXHIBITS

  Exhibit      Description

     4.1  Form of Flagstar Bank 401(k) Plan and Adoption Agreement

     4.2  Summary Plan Description of Flagstar Bank 401(k) Plan

     4.3 Initial Enrollment Form, Beneficiary Designation Form, Change Form, Check Deposit Form, Withdrawal Rollover/Distribution Election Form, Hardship Withdrawal Request Form, Loan Provisions, and Special Tax Notice

     5 Opinion of Kutak Rock as to the legality of the Common Stock being registered

     23.1 Consent of Kutak Rock (appears in their opinion filed as Exhibit 5)

     23.2 Consent of Grant Thornton LLP

     99.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended

     99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan as Amended